MASTER BOND TRUST

MASTER CORE BOND PORTFOLIO

SERIES NO. 2

FILE # 811-21434

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/18/2004	HSBC Bank 5.88% 11/1/34	$1,000,000,000	$4,995,000

HSBC Securities

ABN AMRO

Banc of America

BNP Paribas Securities

Citigroup Global Markets

Credit Suisse First Boston

Lehman Brothers

Merrill Lynch

National Australia Bank Ltd.,

London Branch

RBC Capital Markets

Comerica Securities

Fifth Third Securities

Zions Investment Securities

10/26/2004	Westfield Capital Corp 5.13% 11/15/14	$1,400,000,000	$9,055,000	Citigroup J.P. Morgan ABN AMRO Deutsche Bank Barclays Bank Merrill Lynch
10/27/2004	SBC Communications 6.15% 9/15/34	$500,000,000	$1,715,000

Citigroup

J.P. Morgan

Barclays Capital

ABN AMRO

Banc of America

Deutche Bank

Goldman Sachs

Credit Suisse First Boston HSBC Securities (USA)

Lehman Brothers

Merrill Lynch

Morgan Stanley

UBS Securities

Greenwich Capital Markets Muriel Siebert & Co.

Blaylock & Partners, L.P.

Williams Capital Group L.P.

Guzman & Company

Utendahl Capital Partners

11/8/2004	Barrick Gold Finance Inc. 4.88% 11/15/24	$350,000,000	$5,450,000

Morgan Stanley

Deutsche Bank

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

RBC Capital Markets Scotia Capital (USA) Inc

UBS Securities LLC

Barclays Capital Inc

Goldman, Sachs & Co

Harris Nesbitt Corp

HSBC Securities (USA) Inc

Merrill Lynch

11/8/2004	Bellsouth Corp 6% 11/15/34	$700,000,000	$17,964,000

J.P. Morgan

Lehman Brothers Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co.

Citigroup Global Markets Greenwich Capital Markets,

Credit Suisse First Boston

Deutsche Bank Securities

HSBC Securities (USA) Inc.

Merrill Lynch

Mitsubishi Securities Inter.

UBS Securities LLC

Wachovia Capital Markets

Williams Capital Group, L.P.

Blaylock & Partners, L.P.

Morgan Keegan & Co.

National Australia Bank Limited, London Branch

SunTrust Capital Markets

11/15/2004	Amgen Inc 4% 11/18/09	$1,000,000,000	$12,710,000

Merrill Lynch

Morgan Stanley & Co.

Barclays Capital

Bear Stearns & Co. Inc

Citigroup Global Markets Inc

Credit Suisse First Boston

Goldman Sachs & Co

J.P. Morgan Securities Inc

Mitsubishi Securities Intern.

11/15/2004	Boston Scientific 4.25% 1/12/11	$250,000,000	$5,975,000	Merrill Lynch UBS Securities Wachovia ABN AMRO Inc Banc of America BNP Paribas Securities Deutsche Bank JP Morgan Allied Irish Banks BBVA Securities Greenwich Capital KeyBanc Capital Mellon Financial
11/22/2004	TXU Corporation 4.8% 11/15/09	$1,000,000,000	$11,890,000	Citigroup Global Markets Inc Merrill Lynch Wachovia Capital Markets ABN AMRO Inc. Calyon Securities (USA) Inc Commerzbank Capital Markets
12/7/2004	Dana Corp 5.85% 1/15/15	450,000,000	6,155,000

Bane of America

J.P. Morgan Securities Inc

Citigroup Global Markets

Deutsche Bank Securities

Merrill Lynch

Wachovia Capital Markets

BNP Paribas Securities

HSBC Securities (USA)

KeyBanc Capital Markets

A Division of McDonald Investment Inc

SunTrust Capital Markets

12/8/2004	Nationwide Mutual (North Front Pass-Through Trust) 5.81% 12/15/24	$400,000,000	$1,985,000	J.P. Morgan Merrill Lynch UBS Securities LLC ABN AMRO Incorporated Bear, Steams & Co. Inc Lehman Brothers Inc Morgan Stanley & Co. Wachovia Capital Markets
2/14/2005	Alltel Communications 4.66% 5/17/07	$1,384,965,000	$3,820,000	Merrill Lynch JP Morgan Banc of America Citigroup Barclays Capital KeyBanc Capital Sun Trust Robinson Humphrey Wachovia Securities
2/16/2005	Chuo Mitsui Trust & Banking 5.51% 2/18/49	$850,000,000	$5,045,000	JP Morgan UBS Securities Goldman Sachs Merrill Lynch
2/24/2005	Anixter International 5.95% 3/1/15	$200,000,000	$3,095,000	Banc of America Wachovia Merrill Lynch JP Morgan Scotia Capital (USA) Wells Fargo Securities